Exhibit 10.3

(Multicurrency-Cross Border)
ISDA®
International Swap Dealers Association, Inc.
SCHEDULE
to the
1992 Master Agreement
dated as of May 19, 2008
between:
GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.,
a limited partnership organized under the laws of the State of Delaware
(“Party A”)
and
DAIMLERCHRYSLER AUTO TRUST 2008-B,
a statutory trust, duly organized under the laws of the State of Delaware
(“Party B”)
Part 1. Termination Provisions.
(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v),	none.
Section 5(a)(vi),	none.
Section 5(a)(vii),	none.
Section 5(b)(iv),	none.
and in relation to Party B for the purpose of:

Section 5(a)(v),	none.
Section 5(a)(vi),	none.
Section 5(a)(vii),	none.
Section 5(b)(iv),	none.
(b)	“Specified Transaction” in Section 14 of the Agreement is amended in its entirety as follows:
“Specified Transaction” means (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, commodity spot transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, weather swap, weather derivative, weather option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and that is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this agreement or the relevant confirmation.
(c)	The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B, except that Section 5(a)(iii)(1) will apply solely in respect of Paragraph 7(i) as it applies to Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(d)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(e)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

(f)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B, provided that:
(i)	the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi); and

(ii)	the following language shall be added to the end thereof:
“Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”
For purposes of this Agreement:
“Specified Indebtedness” shall have the meaning specified in Section 14 of this Agreement; provided that Specified Indebtedness shall not include obligations in respect of deposits received in the course of a party’s ordinary banking business.
“Threshold Amount” means $50,000,000.

(g)	The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and Party B provided that:
(i)	Section 5(a)(vii)(2), (7) and (9) will not apply to Party B;

(ii)	Section 5(a)(vii)(4) will not apply to Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of Party A’s Affiliates;

(iii)	Section 5(a)(vii)(6) will not apply to Party B to the extent that it refers to (i) any appointment that is contemplated or effected by any document to which Party B is, as of the date of this Agreement, a party in connection with the transactions contemplated by the Indenture or (ii) any such appointment to which Party B has not yet become subject; and

(iv)	Section 5(a)(vii)(8) will apply to Party B but only to the extent that it applies to Sections 5(a)(vii)(2), (4), (6) and (7) as they apply with respect to Party B.
(h)	The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will not apply to Party B; provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.

(i)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will apply to Party A and will not apply to Party B.

(j)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B; provided that, if the Event of Default specified in Section 5(a)(vii)(1), (3), (4), (5), (6) or to the extent analogous thereto, (8) is governed by a system of law that does not permit termination to take place after the occurrence of the relevant Event of Default with respect to a party, then the Automatic Early Termination provision of Section 6(a) will apply to such party.

(k)	The “Breach of Agreement” provision of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(l)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:
(i)	Market Quotation will apply.

(ii)	Second Method will apply.
(m)	“Termination Currency” means US Dollars.

(n)	Additional Termination Event will apply.

(A)	The following Additional Termination Events shall apply and Party B shall be the sole Affected Party:
(i)	Amendment or Modification of Basic Documents. Any of the Basic Documents shall have been amended or modified without the prior written consent of Party A (only where such consent of Party A is required in such relevant Basic Document and, such consent of Party A shall not be unreasonably withheld) if the result of such amendment or modification could reasonably be expected to have a material adverse effect on the interests of Party A or is (a) to increase or reduce or change the priority of payment of any amount stated to be payable by Party A or Party B under the Transaction; (b) accelerate or postpone the scheduled date of any payment under the Transaction; (c) affect the calculation of any amount that would have been payable upon an early termination of the Transaction; (d) release Party A or Party B from any of its obligations under the Transaction; or (e) modify any of the definitions in any of the Basic Documents which would have the effect of any of the foregoing. Any payments owed to Party A under Section 6(e) of this Agreement as a result of such Additional Termination Event shall be made without regard to the effect of any such amendment, modification or supplement.
(ii)	Redemption. There occurs any redemption (in whole, but not in part) or a clean up call or other prepayment in full of the Notes for which the notice of redemption cannot be rescinded, provided that the Early Termination Date shall not occur until the redemption date of the Notes under the Indenture.

(iii)	Liquidation of the Collateral. Collateral is liquidated in accordance with Section 5.03 of the Indenture following the occurrence of an Event of Default (as defined in the Indenture); provided, however, that Party A may elect more than one Early Termination Date, terminating the Transactions in part, if the liquidation of the Collateral continues for longer than a 24-hour period.
(B)	The following Additional Termination Events shall apply and Party A shall be the sole Affected Party:
(i)	Party A Downgrade Event. As set forth in Part 5(h).

(ii)	Regulation AB Financial Disclosure. Failure of Party A to comply with the requirements of Part 5(q).
(o)	Failure to Pay or Deliver. Section 5(a)(i) shall be amended by replacing the word “third” with “second”.

Part 2. Tax Representations.
(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:
It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, each of Party A and Party B represents that it is a U.S. person for U.S. federal income tax purposes.

Part 3. Agreement to Deliver Documents.
For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:
(a)	Tax forms, documents or certificates to be delivered are:

Party required
to deliver
document	Form, Document, Certificate	Date by which to be delivered
Party A and Party B	A correct, complete and duly executed U.S. Internal Revenue Service Form W-9 (or any successor thereto).	(A) Upon execution of this Agreement; (B) promptly upon reasonable demand by the other party; and (C) promptly upon learning that any Form W-9 previously provided by it has become obsolete or incorrect.

(b)	Other documents to be delivered are:

Party required			Covered by
to deliver		Date by which to be	Section 3(d)
document	Form/Document/ Certificate	delivered	Representation
Party B	Certified copies of (i) resolutions adopted by its board of directors or its by-laws authorizing the person or persons signing this Agreement, the Confirmations hereunder or any other appropriate authorizing document, in substance reasonably satisfactory to the other party, (ii) an incumbency certificate certifying the names, true signatures and authority of the person or persons signing this Agreement, the Confirmations hereunder; and (iii) other necessary approvals and authorizations with respect to the execution, delivery and performance of this Agreement, the Confirmations hereunder.	Upon execution and delivery of this Agreement.	Yes

Party A	A Power of Attorney with respect to Party A	Upon execution and delivery of this Agreement.	Yes

Party B	A copy of the Servicer Report furnished by the Servicer.	Promptly upon request.	Yes

Party B	A certified copy of the Indenture	Upon execution and delivery of this Agreement and prior to the execution of any amendment, supplement or waiver thereto.	Yes

Party A	Most recently prepared annual balance sheet of Party A.	Promptly upon request.	Yes

Party A and Party B	An opinion of counsel in form and substance satisfactory to the other party.	Upon execution and delivery of this Agreement.	No

     Part 4. Miscellaneous.
(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:
Address for notices or communications to Party A:
Goldman Sachs Mitsui Marine Derivative Products, L.P.
85 Broad Street
New York, New York 10004
Attention: Swap Administration
Telephone: +1 (212) 902-5692
Facsimile: +1 (212) 902-1000
Address for notices or communications to Party B:
DaimlerChrysler Auto Trust 2008-B
c/o BNYM (Delaware)
100 White Clay Center, Route 273
P.O. Box 6995
Newark, Delaware 19714
Attention: Corporate Trust Administration
Facsimile: +1 (302) 453-4400
     With copies to:
The Bank of New York
101 Barclay Street, 8W
New York, NY 10286
Attention: Asset Backed Securities Unit
email: jbobko@bankofny.com
and
DaimlerChrysler Financial Services Americas LLC
CIMS 405-25-10
27777 Inkster Road
Farmington Hills, MI 48335
Attention: Paul Colenso
Facsimile: +1 (248) 427-4267
and

DaimlerChrysler Financial Services Americas LLC
CIMS 405-25-10
27777 Inkster Road
Farmington Hills, MI 48335
Attention: Q. Gwynn Lam, Assistant General Counsel
Facsimile: +1 (248) 427-2550
(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent – not applicable.

Party B appoints as its Process Agent – not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. Party A shall be the Calculation Agent; provided, however, that if an Event of Default shall have occurred with respect to which Party A is a Defaulting Party, Party B shall have the right to designate as Calculation Agent an independent party, reasonably acceptable to Party A.

(f)	Credit Support Document. Details of any Credit Support Document:

Party A’s obligations hereunder are supported by the following Credit Support Documents: (A) the Support Agreement dated as of October 8, 1993 between Party A, Mitsui Sumitomo Insurance Company, Limited (formerly known as Mitsui Marine and Fire Insurance Co., Ltd.) (“Mitsui Marine”) and The Goldman Sachs Group, Inc. (the “Goldman Group”), (B) the Guaranty, dated as of December 20, 2000 between Mitsui Marine and Goldman Group and (C) the Credit Support Annex between Party A and Party B as of the date hereof (the “Credit Support Annex”).

Party B’s obligations hereunder are supported by the following Credit Support Documents: any Credit Support Annex entered into or delivered by Party A in conjunction with a ratings downgrade of Party A.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A: none.

Credit Support Provider means in relation to Party B: none.

(h)	Governing Law. THIS AGREEMENT (AND ALL MATTERS AND DISPUTES ARISING UNDER OR OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE) WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply with respect to all Transactions entered into under this Agreement and therefore netting across Transactions will not occur.

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement with respect to Party A. Party B shall be deemed to have no Affiliates.

(k)	Trial by Jury. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT AND ACKNOWLEDGES THAT THE WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTY’S ENTERING INTO THIS AGREEMENT.

(l)	Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-”; and (ii) deleting the final paragraph thereof.
Part 5. Other Provisions.
(a)	Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period:

“or, in the case of financial statements, a fair presentation of the financial condition of the relevant party”.

(b)	In addition to the representations in Section 3 of this Agreement:
(i)	each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):
(1)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(2)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(3)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(4)	Line of Business. It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

(5)	Risk Management. Party B alone represents that this Agreement has been, and each Transaction hereunder has been or will be, as the case may be, entered into for the purpose of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with its line of business (including financial intermediation services) and not for the purpose of speculation.
(ii)	each party represents and warrants that (A) it is an “eligible contract participant” within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (B) this Agreement and each Transaction is subject to individual negotiation by such party; and (C) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

(iii)	each party represents and warrants that it is neither:
(1)	an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (the “ERISA”) which is subject to Part 4 of Subtitle B of Title I of such Act;

(2)	a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended; nor

(3)	an entity the assets of which are deemed to be assets of any such “employee benefit plan” or “plan” by reason of the U.S. Department of Labor’s plan asset regulation, 29 C.F.R. Part 2510.3 101, as modified by Section 3(42) of ERISA.
The parties agree that each representation contained in this Part 5(b) shall be deemed repeated by the party making such representation on each date on which a Transaction is entered into.
(c)	Amendment and Modification. Notwithstanding Sections 9(b) and 9(e) of this Agreement, each party agrees that no amendment, modification or waiver in respect of this Agreement will be effective unless in writing and executed by each of the parties (including by counterpart but excluding by means of a Confirmation); provided that the parties may agree in a Confirmation that they will comply with such Sections to amend, modify or waive this Agreement solely with respect to the Transaction that is the subject of the Confirmation, and provided, further, that the parties may participate in a protocol process of general amendment by ISDA by which master agreements including this one may be deemed to be amended. Notwithstanding the foregoing no amendment, modification or waiver in respect of this Agreement will be effective unless the Rating Agency Condition has been satisfied in respect of such proposed amendment, modification or waiver.

(d)	Consent to Recording. Each party consents to the recording of the telephone conversations of its trading, operations and marketing personnel in connection with this Agreement or any potential Transaction.

(e)	Non-Petition. Party A hereby agrees it shall not institute against Party B any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings or other similar proceedings until at least one year and one day or, if longer, the applicable preference period then in effect, after the payment in full of all of the Notes; provided, however, that nothing herein shall preclude or estop Party A (A) from taking any action prior to the expiration of the applicable preference period in (x) any case or proceeding voluntarily filed or commenced by Party B or (y) any involuntary insolvency proceeding filed or commenced against Party B by a person other than Party A or (B) from commencing against Party B or any properties of Party B any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding. This provision shall survive termination of this Agreement for any reason whatsoever.

(f)	Assignment or Transfer. (i) Section 7 is hereby amended to read in its entirety as follows:
“Subject to Section 6(b)(ii) and Part 5(h), and except for the assignment by way of Security in favor of the Indenture Trustee under the Indenture, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction without the prior written consent of the other party and satisfaction of the Rating Agency Condition with respect to the proposed assignment, novation or transfer; provided, however, that on at least five Business Days’ prior written notice to Party B, and provided that the Rating Agency Condition has been satisfied with respect to the proposed assignment, novation or transfer, Party A may (i) make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into another entity to the resulting, surviving or transferee entity or (ii) at its own expense, transfer all or substantially all of its rights and obligations with respect to this Agreement to any Person, including, without limitation, another of Party A’s offices, branches or affiliates (any such Person, office, branch or affiliate, a “Transferee”), provided that:
(1)	such Transferee agrees to be bound by, inter alia, the payment, transfer and collateral terms of this Agreement (including any Transactions hereunder) and substantially all other terms as the party which it replaces;

(2)	such Transferee is an Eligible Replacement;

(3)	a Termination Event or an Event of Default does not occur under this Agreement as a result of such transfer; and

(4)	as of the date of such transfer, neither the Transferee nor Party B will be required to withhold or deduct any increased amount on account of any Taxes under this Agreement as a result of such transfer.
Notwithstanding the foregoing, Party A may transfer this Agreement, any of its interest or obligations in or under this Agreement, or any one or more Transactions to any of Party A’s Affiliates, provided that (i) Party B is furnished with a guaranty by a guarantor that is reasonably acceptable to Party B (such guaranty subject to satisfaction of the Rating Agency Condition), of such transferor’s obligations and (ii) an Event of Default or a Termination Event does not occur as a result of such transfer.
(ii)	Upon any transfer by Party A pursuant to Section 7 of this Agreement, Party A agrees to provide Party B with the name and address of the Transferee so that Party B may fulfill the requirements to record the transfer on its books and records, and, notwithstanding anything to the contrary herein, any failure by Party A to do so will render the transfer void. It shall be a condition of such assignment however, that (A) as a result thereof, Party B will not (x) be required to pay the Transferee under Section 2(d)(i)(4) an amount in respect of an Indemnifiable Tax greater than the amount Party B would have been obligated to pay absent such assignment or transfer, or (y) receive a payment in an amount that is less than the amount that Party B would have received absent such assignment or transfer, which reduction is due to a deduction or withholding for or on account of a Tax with respect to which an additional amount is not required to be paid under Section 2(d)(i)(4) and (B) the Transferee will make tax representations and provide any tax forms requested by Party B. Both Party A and the Transferee are, at the time of the transfer, “dealers in notional principal contracts” as that term is used in Section 1.1001-4 of the Regulations.
(g)	Waiver of Setoff. Notwithstanding any provision of this Agreement or any other existing or future agreement, each of Party A and Party B irrevocably waives any and all rights it may have to setoff, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligations between Party A and Party B hereunder, or against any obligations between Party A and Party B under any other agreements otherwise outside of this Agreement. Section 6(e) of this Agreement shall be amended by the deletion of the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”

(h)	Party A Downgrade Provision. If a Ratings Event I (as defined below) shall occur and be continuing with respect to Party A, then Party A shall, provided that, in the case of (b), (c) or (d) below, the Rating Agency Condition is satisfied, either (a)(I) in the case of a Ratings Event I that occurs with respect to S&P, within 10 Business Days, or (II) in the case of a Ratings Event I that occurs with respect to Moody’s or Fitch, within 30 calendar days, after the occurrence of a Ratings Event I post Eligible Collateral (as defined in the Credit Support Annex), (b) within 30 calendar days after the occurrence of a Ratings Event I, transfer, at its own expense, Party A’s rights and obligations under this Agreement and all Confirmations to another party, (c) within 30 calendar days after the occurrence of a Ratings Event I, provide, at its own expense, a guaranty in respect of all Party A’s present and future obligations under this Agreement or (d) within 30 calendar days after the occurrence of a Ratings Event I, take such other actions as may reasonably be requested by the Indenture Trustee (as such term is defined in the Indenture). However, upon the occurrence of a Ratings Event II (as defined below), Party A shall then, provided that the Rating Agency Condition is satisfied, at its own expense, transfer its rights and obligations under this Agreement and all Confirmations within 10 Business Days of the date of the Ratings Event II. Party A’s obligations to find a transferee or to post Eligible Collateral under the Credit Support Annex in the case of a Ratings Event I, or to find a transferee in the case of a Ratings Event II, shall remain in effect only for so long as the applicable event is continuing with respect to Party A.
For the purpose of this Part 5(h), a “Ratings Event I” shall occur with respect to Party A (a) with respect to Moody’s, if Party A’s counterparty risk or financial program rating, as applicable, is withdrawn, suspended or reduced below “A2” by Moody’s (a “Moody’s First Trigger Rating Event”), (b) with respect to S&P, if Party A’s counterparty risk or financial program rating, as applicable, is withdrawn, suspended or reduced below “A+” (an “S&P First Trigger Rating Event”), and (c) with respect to Fitch, the Fitch Rating is reduced below “A” (a “Fitch First Trigger Rating Event”).
For purposes of this Part 5(h) a “Ratings Event II” shall occur with respect to Party A (a) with respect to Moody’s, if Party A’s counterparty risk or financial program rating, as applicable, is withdrawn, suspended or reduced below “A3” by Moody’s (a “Moody’s Second Trigger Rating Event”), (b) with respect to S&P, (I) if Party A is a Financial Institution, Party A’s counterparty risk or financial program rating, as applicable, is withdrawn, suspended or reduced below “BBB+” or (II) if Party A is not a Financial Institution, Party A’s counterparty risk or financial program rating, as applicable, is withdrawn, suspended or reduced below “A+” (an “S&P Second Trigger Rating Event”) and (c) with respect to Fitch, the Fitch Rating is reduced below “BBB+” (a “Fitch Second Trigger Rating Event”).
Notwithstanding the foregoing, the definitions of “Ratings Event I” and “Ratings Event II” may be amended by Party A and Party B without the written consent of any of the holders of the Notes as long as each Rating Agency confirms in writing that such amendment will not cause the reduction, suspension or withdrawal of the then current rating on any of the Notes.
If Party A fails to take any of the remedial actions set forth in this Part 5(h), an Additional Termination Event shall have occurred pursuant to Part 1(n)(B)(i) of this Schedule and Party A shall be the sole Affected Party with respect to such Additional Termination Event.
(i)	Acknowledgement of Security Interest. Party A hereby acknowledges that Party B has granted a security interest in its rights under this Agreement and has assigned this Agreement to the Indenture Trustee pursuant to the Indenture, and consents thereto, and Party A hereby consents to any transfer of such rights pursuant to an exercise of creditor’s remedies in respect of such security interest or assignment. Party A hereby agrees that, unless notified in writing by the Indenture Trustee of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the Indenture Trustee at the account specified in the Confirmation. Any payments in accordance with the provisions hereof (or in accordance with any instructions from the Indenture Trustee) by Party A to Party B shall fully release Party A from any further liability to Party B in respect to such payment.

(j)	No Third Party Beneficiaries. (a) This Agreement is made for the benefit of, and shall be enforceable by, each of the parties hereto and (b) nothing in this Agreement shall confer any rights upon, nor shall this Agreement be construed to create any rights in, any person that is not a party to this Agreement.

(k)	Priority of Payments. Any amounts due and payable by Party B hereunder shall be paid in the manner and priority set forth in the Indenture.

(l)	Limited Recourse. Party A hereby acknowledges and agrees that Party B’s obligations hereunder will be solely the limited recourse obligations of Party B payable solely in accordance with the priority of payments set out in the Indenture, and that Party A will not have any recourse to any of the directors, officers, employees or affiliates of Party B or holders of a beneficial interest in Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby; provided, however, Party A shall not be precluded from declaring an Event of Default or from exercising any other right or remedy as set forth in this Agreement. Notwithstanding any other provisions hereof, recourse in respect of any obligations of Party B to Party A hereunder or thereunder will be limited to the Collateral and on the exhaustion thereof all claims against Party B arising from this Agreement shall be extinguished.
Notwithstanding anything contained herein to the contrary, this Agreement (including any related confirmations and credit support annexes) has been countersigned by BNYM (Delaware) not in its individual capacity but solely in its capacity as Owner Trustee of Party B and in no event shall BNYM (Delaware) in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of Party B hereunder, as to all of which recourse shall be had solely to the assets of Party B.
(m)	Certain Defined Terms. Capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Indenture.

“Indenture” means that certain Indenture dated as of May 1, 2008, between, amongst others, Party B, as Issuer and Citibank, N.A. as Indenture Trustee.

“Eligible Replacement” means (i) an entity that satisfies the Ratings Event I Required Ratings and/or the Ratings Event II Required Ratings or (ii) an entity whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee by a guarantor that satisfies the Ratings Event I Required Ratings and/or Ratings Event II Required Ratings.

“Financial Institution” means (i) a bank, broker/dealer, insurance company, structured investment vehicle or derivative product company or (ii) Goldman Sachs Mitsui Marine Derivative Products, L.P.

“Fitch” means Fitch Inc., Fitch Ratings, Ltd. and their respective subsidiaries including Derivative Fitch, Inc. and Derivative Fitch Ltd. or any successor or successors thereto.

“Fitch Rating” in relation to Party A shall mean on any date the lower of the Fitch equivalent rating of (i) the S&P counterparty risk or financial program rating of Party A and (ii) the Moody’s counterparty risk or financial program rating of Party A.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“S&P” means Standard & Poor’s Ratings Service, a division of the McGraw-Hill Companies, Inc. or any successor thereto.

“Rating Agency” means each of Fitch, Moody’s and S&P.

“Ratings Event I Required Ratings” means the minimum ratings of a relevant entity from all the Rating Agencies in order not to trigger a Ratings Event I.

“Ratings Event II Required Ratings” means the minimum ratings of a relevant entity from all the Rating Agencies in order not to trigger a Ratings Event II.
(n)	No Recourse Against Party A. The Notes represent a beneficial interest in the property of the Trust only and do not represent an interest in or obligation of Party A. No holder of a Note shall have any recourse against Party A or its assets with respect to the Notes or this Agreement.

(o)	Regarding Party A. The Trust acknowledges and agrees that Party A had no involvement in, and, accordingly, accepts no responsibility for: (i) the establishment, structure, or choice of assets of the Trust or any series; (ii) the selection of any person performing services for or acting on behalf of the Trust; (iii) the selection of Party A as a swap provider; (iv) the terms of the Notes or the economic terms of any Transaction entered into with the Trust pursuant to this Agreement; (v) the preparation of or passing on the disclosure and other information contained in any offering circular, prospectus, series supplement, trust deed, or any other agreements or documents used by the Trust or any other party in connection with the marketing and sale of the Notes; (vi) the ongoing operations and administration of the Trust, including the furnishing of any information to the Trust which is not specifically required under this Agreement; or (vii) any other aspect of the Trust’s existence except for those matters specifically identified in this Agreement.

(p)	Limitation of Liability. No party shall be required to pay or be liable to the other party for any consequential, indirect or punitive damages, opportunity costs or lost profits.

(q)	Regulation AB Financial Disclosure. Party A acknowledges that for so long as there are reporting obligations with respect to any Transaction under this Agreement under Regulation AB, DaimlerChrysler Financial Services Americas LLC, as Depositor under the Indenture (the “Depositor”) is required under Regulation AB to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

If the Depositor determines, reasonably and in good faith, that the “significance percentage” of this Agreement has increased to 10%, then on any Business Day after the date of such determination the Depositor may request from Party A the information set forth in Item 1115(b) of Regulation AB (such request, a “Swap Financial Disclosure Request” and such requested information, subject to the last sentence of this paragraph, the “Swap Financial Disclosure”). Party A and Party B further agree that the Swap Financial Disclosure provided to meet the Swap Financial Disclosure Request will be the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB, as applicable, and as specified by Party B.

Upon the occurrence of a Swap Financial Disclosure Request, Party A, at its own expense, shall within 15 days after receipt of such Swap Financial Disclosure Request (i) provide the Depositor with the Swap Financial Disclosure, (ii) subject to satisfaction of the Rating Agency Condition and approval by Party B (which approval will not be unreasonably withheld), secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able and will provide the Swap Financial Disclosure for such entity within the time period specified above or (iii) subject to satisfaction of the Rating Agency Condition and approval by Party B (which approval will not be unreasonably withheld), obtain a guaranty of Party A’s obligations under this Agreement from an affiliate of Party A that is able to provide the Swap Financial Disclosure for such affiliate, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to Party A, and cause such affiliate to provide Swap Financial Disclosure within the time period specified above. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.
[Signature Pages Follow]

     IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this Agreement:

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.

By:	GSMMDPGP, INC.,
its general partner
/s/ Michael J. Rost
By:	Name: Michael J. Rost Title: Vice President
Date: May 19, 2008

DAIMLERCHRYSLER AUTO TRUST 2008-B

By: BNYM (DELAWARE)

not in its individual capacity but solely as Owner Trustee

By:	/s/ Kristine K. Gullo

Name: Kristine K. Gullo
Title: Vice President
GS/DCAT 2008-B FRONT END SWAP SCHEDULE